Exhibit 99.1

SUNTORY HOLDINGS TO ACQUIRE BEAM IN $16 BILLION TRANSACTION

•	Beam Stockholders to Receive $83.50 Per Share in Cash

•	Agreement Represents a Premium of 25% Over the Closing Price on January 10, 2014 and a Multiple of More Than 20 Times Beam’s Latest 12 Months’ EBITDA[1]

•	Creates the World’s #3 Premium Spirits Player with Portfolio of Leading Brands Across Key Spirits Categories, Enhanced Global Reach and Unparalleled Expertise in the Fast-Growing Whisky Category

OSAKA, JAPAN and DEERFIELD, ILLINOIS – JANUARY 13, 2014 – Suntory Holdings Limited and Beam Inc. (NYSE: BEAM) today jointly announced that they have entered into a definitive agreement under which Suntory will acquire all outstanding shares of Beam for US$83.50 per share in cash or total consideration of approximately US$16 billion, including the assumption of Beam’s outstanding net debt. The transaction consideration represents a 25% premium to Beam’s closing price of $66.97 on January 10, 2014; a 24% premium to the volume-weighted average share price over the last three months; and a multiple of more than 20 times Beam’s EBITDA1 for the 12-month period ended September 30, 2013.

The transaction, which has been unanimously approved by each company’s board of directors, is expected to close in the second quarter of 2014, subject to Beam stockholders’ approval, regulatory approvals and other customary closing conditions.

The transaction will create a stronger global player in premium spirits with annual net sales of spirits products exceeding $4.3 billion. Its combined portfolio of leading brands will include Beam’s Jim Beam, Maker’s Mark and Knob Creek bourbons, Teacher’s and Laphroaig Scotch whiskies, Canadian Club whisky, Courvoisier cognac, Sauza tequila, and Pinnacle vodka, and Suntory’s leading Japanese whiskies Yamazaki, Hakushu, Hibiki, and Kakubin, Bowmore Scotch whisky and Midori liqueur. Beam’s President and Chief Executive Officer Matt Shattock and the current Beam management team will continue to lead the business, which will be managed from Beam’s headquarters outside Chicago, Illinois.

Nobutada Saji, President and Chairman of Suntory’s Board, said, “I am delighted that we can announce this agreement with Beam, a company with a portfolio of leading global brands, including Jim Beam and Maker’s Mark, and a strong global distribution network. I believe this combination will create a spirits business with a product portfolio unmatched throughout the world and allow us to achieve further global growth. We are particularly excited about the prospect of working more closely with Beam’s excellent management and employees who will play an integral part in the growth of the business.”

[1]	LTM EBITDA before charges/gains as of September 30, 2013

Unparalleled Breadth in the Fast-Growing Whisky Category

“This is a very exciting development that delivers substantial value for our stockholders and creates an even stronger global company with an excellent platform for future growth,” said Matt Shattock, President and Chief Executive Officer of Beam Inc. “Together we will be a global leader in distilled spirits with the #3 position in premium spirits and a dynamic portfolio across key categories. With particular strength in Bourbon, Scotch, Canadian, Irish and Japanese whisky, the combined company will have unparalleled expertise and portfolio breadth in premium whisky, which is driving the fastest growth in Western spirits.

“Our combined global routes to market will expand our joint distribution footprint, and the powerful innovation capabilities both companies have developed will be a significant advantage,” Shattock continued. “Backed by the expertise and the financial resources of Suntory, the people of Beam look forward to working with the Suntory team to continue outperforming our global market and to building on the proud traditions and deep heritage of our brands across all the major spirits categories.”

On completion of the transaction, Suntory and Beam aim to achieve growth in markets worldwide, including the United States, the world’s largest spirits market2, by leveraging a combined portfolio of strong brands, an expanded distribution network and fully sharing production and quality control know-how.

Suntory and Beam already have a successful business relationship under which Suntory distributes Beam products in Japan and Beam distributes Suntory’s products in Singapore and other Asian markets.

Creating Substantial Value for Beam Stockholders

“The attractive valuation which has been achieved for Beam stockholders is a result of the successful strategy and excellent execution by the worldwide Beam team,” said Beam Chairman David Mackay. “Indeed, Beam will have achieved a total shareholder return of 106%3 since Beam became a standalone spirits company in October of 2011.”

Suntory intends to fund the transaction through a combination of cash at hand and fully committed financing provided by The Bank of Tokyo-Mitsubishi UFJ. Mitsubishi UFJ Morgan Stanley is acting as exclusive financial advisor to Suntory and Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor. Centerview Partners and Credit Suisse are serving as financial advisors to Beam and Sidley Austin LLP is serving as legal advisor.

[2]	By Value. Excludes local spirits
[3]	Based on Bloomberg Total Shareholder Return function

About Suntory

Founded in Osaka, Japan in 1899, Suntory Group is Japan’s leading player in alcoholic and non-alcoholic beverages, with sales of $17.6 billion (2012)4. Suntory’s alcoholic beverage business encompasses high-quality brands represented by its flagship single malt whisky “Yamazaki”, “The Premium Malt’s” beer, wine, and ready-to-drink (RTD) brands. In recent years, Suntory Whiskies are becoming increasingly popular among consumers worldwide, as they gain a reputation for quality, supported by success at some of the world’s most renowned spirits competitions. Suntory’s non-alcoholic beverage business is expanding successfully into international markets and was listed on the Tokyo Stock Exchange in 2013 as Suntory Beverage & Food Limited. Suntory has supplemented its organic growth in overseas markets with strategic acquisitions including New Zealand beverage company Frucor Group and French beverage company Orangina Schweppes Group in 2009 as well as the acquisition of GlaxoSmithKline’s Lucozade and Ribena drink brands in 2013. Suntory Group currently operates in Asia, Oceania, Europe, the Americas and Africa, with more than 28,000 employees (as of December 31, 2012). For more information on Suntory, please visit www.suntory.com

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,400 passionate associates worldwide generated 2012 sales of $2.5 billion (excluding excise taxes), volume of 38 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal

[4]	105 yen/USD

proceedings that may be instituted against Beam and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in Beam’s annual report on Form 10-K for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the “SEC”). Suntory and Beam assume no obligation to update the information in this press release, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Beam by Suntory. In connection with the proposed transaction, Beam intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF BEAM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BEAM’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Beam free of charge from Beam’s website (www.beamglobal.com) under the tab “Investors” and then under the heading “Investor Info – SEC Documents.” In addition, the proxy statement and other documents filed by Beam with the SEC (when available) may be obtained from Beam free of charge by directing a request to Beam Inc., Office of the Secretary, 510 Lake Cook Road, Deerfield, Illinois 60015 or (847) 948-8888.

Participants in Solicitation

Beam and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Beam common stock in respect of the proposed transaction. Security holders may obtain information regarding Beam and its directors and executive officers, including their respective names, affiliations and interests, in Beam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013, and its definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 12, 2013. To the extent holdings of Beam securities have changed since the amounts contained in the definitive proxy statement for the 2013 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Suntory Contacts:	Beam Contacts:
Suntory: North America/Europe	Beam:
Sard Verbinnen & Co	Clarkson Hine
Jim Barron/Meghan Gavigan	Beam Inc.
Tel: +1-212-687-8080	Tel: +1-847-444-7515
clarkson.hine@beamglobal.com
Suntory: Japan/Asia
Suntory Holdings Limited	Investor contacts:
Public Relations Department	Tony Diaz
Tel: +81-3-5579-1150 (Japanese)	Beam Inc.
Tel: +1-847-444-7690
Ashton Consulting
John Sunley/Brendan Jennings
Tel:+81-3-5425-7220 (English)
Mail: mail@ashton.jp